John Hancock Funds, LLC
601 Congress Street
Boston, MA 02210-2805

March 23, 2017

To the Trustees of
John Hancock Funds II
601 Congress Street
Boston, MA 02210

Re:      Class R4 Rule 12b-1 Fee Waiver Letter Agreement

With reference to the Distribution Plan entered into by and between John Hancock Funds, LLC (the “Distributor”) and John Hancock Funds II (the “Trust’), on behalf of Class R4 shares of certain series thereof (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees applicable to Class R4 shares of the Funds set forth in Appendix A hereto to the extent necessary to achieve the aggregate distribution and service fees and for the period set forth in such Appendix. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trust will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust to so rely.

Sincerely,

JOHN HANCOCK FUNDS, LLC

By:	/s/Jeffrey H. Long
Jeffrey H. Long
Vice President, Finance

Agreed and Accepted

By:	/s/Charles Rizzo
Charles Rizzo Chief Financial Officer, John Hancock Funds II

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

Fund	Class R4	Expiration Date
	Rule 12b-1 Fee
Alternative Asset Allocation Fund	0.15%	December 31, 2017
Multi-Index Income Preservation Portfolio (formerly Retirement Choices Income Portfolio)	0.15%	December 31, 2017
Multi-Index 2020 Preservation Portfolio (formerly Retirement Choices at 2020 Portfolio)	0.15%	December 31, 2017
Multi-Index 2025 Preservation Portfolio (formerly Retirement Choices at 2025 Portfolio)	0.15%	December 31, 2017
Multi-Index 2030 Preservation Portfolio (formerly Retirement Choices at 2030 Portfolio)	0.15%	December 31, 2017
Multi-Index 2035 Preservation Portfolio (formerly Retirement Choices at 2035 Portfolio)	0.15%	December 31, 2017
Multi-Index 2040 Preservation Portfolio (formerly Retirement Choices at 2040 Portfolio)	0.15%	December 31, 2017
Multi-Index 2045 Preservation Portfolio (formerly Retirement Choices at 2045 Portfolio)	0.15%	December 31, 2017
Multi-Index 2050 Preservation Portfolio (formerly Retirement Choices at 2050 Portfolio)	0.15%	December 31, 2017
Multi-Index 2055 Preservation Portfolio (formerly Retirement Choices at 2055 Portfolio)	0.15%	December 31, 2017
Multi-Index 2060 Preservation Portfolio (formerly Retirement Choices at 2060 Portfolio)	0.15%	December 31, 2017
Multimanager Lifestyle Aggressive Portfolio (formerly Lifestyle Aggressive Portfolio)	0.15%[1]	April 30, 2018[1]
Multimanager Lifestyle Growth Portfolio (formerly Lifestyle Growth Portfolio)	0.15%[1]	April 30, 2018[1]
Multimanager Lifestyle Balanced Portfolio (formerly Lifestyle Balanced Portfolio)	0.15%[1]	April 30, 2018[1]
Multimanager Lifestyle Moderate Portfolio (formerly Lifestyle Moderate Portfolio)	0.15%[1]	April 30, 2018[1]
Multimanager Lifestyle Conservative Portfolio (formerly Lifestyle Conservative Portfolio)	0.15%[1]	April 30, 2018[1]
Multi-Index 2010 Lifetime Portfolio (formerly Retirement Living through II 2010 Portfolio)	0.15%[2]	December 31, 2018[2]
Multi-Index 2015 Lifetime Portfolio (formerly Retirement Living through II 2015 Portfolio)	0.15%[2]	December 31, 2018[2]
Multi-Index 2020 Lifetime Portfolio (formerly Retirement Living through II 2020 Portfolio)	0.15%[2]	December 31, 2018[2]
Multi-Index 2025 Lifetime Portfolio (formerly Retirement Living through II 2025 Portfolio)	0.15%[2]	December 31, 2018[2]
Multi-Index 2030 Lifetime Portfolio (formerly Retirement Living through II 2030 Portfolio)	0.15%[2]	December 31, 2018[2]
Multi-Index 2035 Lifetime Portfolio (formerly Retirement Living through II 2035 Portfolio)	0.15%[2]	December 31, 2018[2]
Multi-Index 2040 Lifetime Portfolio (formerly Retirement Living through II 2040 Portfolio)	0.15%[2]	December 31, 2018[2]
____________________

1 At the December 6-8, 2016 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the extension of the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of the Funds set forth above to April 30, 2018, each effective upon the current expiration date of April 30, 2017.
2 At the March 21-23, 2017 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of the Funds set forth above with an expiration date of December 31, 2018, each effective March 31, 2017.

Multi-Index 2045 Lifetime Portfolio (formerly Retirement Living through II 2045 Portfolio)	0.15%[2]	December 31, 2018[2]
Multi-Index 2050 Lifetime Portfolio (formerly Retirement Living through II 2050 Portfolio)	0.15%[2]	December 31, 2018[2]
Multi-Index 2055 Lifetime Portfolio (formerly Retirement Living through II 2055 Portfolio)	0.15%[2]	December 31, 2018[2]
Multi-Index 2060 Lifetime Portfolio (formerly Retirement Living through II 2060 Portfolio)	0.15%[2]	December 31, 2018[2]
Multimanager 2010 Lifetime Portfolio (formerly Retirement Living through 2010 Portfolio)	0.15%	December 31, 2017
Multimanager 2015 Lifetime Portfolio (formerly Retirement Living through 2015 Portfolio)	0.15%	December 31, 2017
Multimanager 2020 Lifetime Portfolio (formerly Retirement Living through 2020 Portfolio)	0.15%	December 31, 2017
Multimanager 2025 Lifetime Portfolio (formerly Retirement Living through 2025 Portfolio)	0.15%	December 31, 2017
Multimanager 2030 Lifetime Portfolio (formerly Retirement Living through 2030 Portfolio)	0.15%	December 31, 2017
Multimanager 2035 Lifetime Portfolio (formerly Retirement Living through 2035 Portfolio)	0.15%	December 31, 2017
Multimanager 2040 Lifetime Portfolio (formerly Retirement Living through 2040 Portfolio)	0.15%	December 31, 2017
Multimanager 2045 Lifetime Portfolio (formerly Retirement Living through 2045 Portfolio)	0.15%	December 31, 2017
Multimanager 2050 Lifetime Portfolio (formerly Retirement Living through 2050 Portfolio)	0.15%	December 31, 2017
Multimanager 2055 Lifetime Portfolio (formerly Retirement Living through 2055 Portfolio)	0.15%	December 31, 2017
Multimanager 2060 Lifetime Portfolio (formerly Retirement Living through 2060 Portfolio)	0.15%	December 31, 2017
New Opportunities Fund	0.15%	December 31, 2017
Global Equity Fund	0.15%	December 31, 2017
Absolute Return Currency Fund	0.15%	November 30, 2017
Fundamental All Cap Core Fund	0.15%	November 30, 2017
Fundamental Large Cap Value Fund	0.15%	November 30, 2017
Short Duration Credit Opportunities Fund	0.15%	November 30, 2017
Emerging Markets Debt Fund	0.15%	December 31, 2017